RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                            ZIASUN TECHNOLOGIES, INC.
--------------------------------------------------------------------------------

     Allen D. Hardman and Alfredo Alex S. Cruz III, hereby certify that:

     1. They are the Vice President and Secretary, respectively, of ZiaSun Technologies, Inc., a Nevada Corporation.

     The Articles of Incorporation of this Corporation are amended and restated in their entirety to read as follows and supersede and take the place of the existing Articles of Incorporation and all prior amendments thereto and restatements thereof:

                                   ARTICLE 1.
                                   ----------

                                  Company Name
                                  ------------

     1.1 The name of this corporation is ZiaSun Technologies, Inc.

                                   ARTICLE 2.
                                   ----------

                                    Duration
                                   ----------

     2.1 The corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE 3.
                                   ----------

                                     Purpose
                                     -------

     3.1 The purpose for which the corporation is organized is to engage in any lawful activity within or without the State of Nevada.

                                   ARTICLE 4.

                               Board of Directors
                               ------------------

     4.1. Number. The board of directors of the Corporation shall consist of such number of persons, not less than three, as shall be determined in accordance with the bylaws from time to time.


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

                                   ARTICLE 5.

                                 Capitalization
                                 --------------

     5.1 The amount of the total authorized capital stock of the corporation is 50,000,000 shares with a par value of $0.001 per share. All of said shares shall be of one class, without series or other distinction, and shall be designated as "Common Stock".

                                   ARTICLE 6.

                             No Further Assessments
                             ----------------------

     6.1 The capital stock, after the amount of the subscription price has been paid in money, property, or services, as the Directors shall determine, shall be subject to no further assessment to pay the debts of the corporation, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not and cannot be amended, regardless of the vote therefor, so as to amend, modify or rescind this Article 6., or any of the provisions hereof.

                                   ARTICLE 7.

                              No Preemptive Rights
                              --------------------

         7.1 None of the shares of the Corporation shall carry with them any preemptive right to acquire additional or other shares of the corporation and no holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any unissued shares of stock of the Corporation or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities.

                                   ARTICLE 8.

                              No Cumulative Voting
                              --------------------

     8.1 There shall be no cumulative voting of shares.

                                   ARTICLE 9.

                    Indemnification of Officers and Directors
                    -----------------------------------------

     9.1 The Corporation shall indemnify its directors, officers, employee, fiduciaries and agents to the fullest extent permitted under the Nevada Revised Statutes.

     9.2 Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

     9.3 Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the law of the State of Nevada and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

     9.4 The private property of the Stockholders, Directors and Officers shall not be subject to the payment of corporate debts to any extent whatsoever.

     9.5 No director, officer or shareholder shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision does not eliminate nor limit in any way the liability of a director or officer for:

          (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

          (b) The payment of dividends in violation of Nevada Revised Statutes (N.R.S.) 78.300.

     The foregoing Restated of Articles of Incorporation has been duly approved by the Board of Directors in accordance with Section 78.207 of the Nevada Revised Statutes.

     The foregoing amendments of Articles of Incorporation have been duly approved by the required written Consent of Shareholders in accordance with
Section 78.390 of the Nevada Revised Statutes. The total number of outstanding shares of the Corporation is 27,030,018. The number of shares voting in favor of the Amendments was 13,978,780 shares representing 51.72%. The percentage of vote required was more than 50%.

     The undersigned declare under the penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

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


Dated: August 5, 1999

/S/ Allen D. hardman                         /S/ Alfredo Alex S. Cruz III
--------------------------------             ---------------------------------
Allen D. Hardman- Vice President             Alfredo Alex S. Cruz III-Secretary


STATE OF CALIFORNIA        }
                           }
COUNTY OF SAN DIEGO        }


On August 5, 1999, before me, personally appeared Allen D. Hardman, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s)acted, executed the instrument.

WITNESS my hand and official seal

/s/ George G. Chachas
---------------------------------
Notary Public



STATE OF CALIFORNIA        }
                           }
COUNTY OF SAN DIEGO        }


On August 5, 1999, before me, personally appeared Alfredo Alex S. Cruz III, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s)acted, executed the instrument.

WITNESS my hand and official seal

/s/ George G. Chachas
---------------------------------
Notary Public

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